UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 18, 2026

MILLROSE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-42476	99-2056892
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Brickell Avenue, Suite 1400 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 782-3841

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	MRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Millrose Properties, Inc. (the “Company”) held on May 18, 2026, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each matter are described in detail in the Company’s definitive proxy statement for the annual meeting, which was filed with the Securities and Exchange Commission on April 2, 2026.

Proposal 1 Election of Directors

Each of the following nominees for directors were elected to serve until the 2027 annual meeting of stockholders and until his or her successor is duly elected and qualifies by the following vote:

	For	Against	Abstentions	Broker Non-Votes
Carlos A. Migoya	215,381,716	27,833,131	2,403,809	12,704,897
Patrick J. Bartels	233,685,824	9,534,928	2,397,904	12,704,897
Kathleen B. Lynch	236,368,262	6,852,811	2,397,583	12,704,897
Matthew B. Gorson	206,310,653	36,903,977	2,404,026	12,704,897
M. Alison Mincey	214,652,803	28,562,064	2,403,789	12,704,897

Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for the Company for the year ending December 31, 2026 was approved by the following vote:

For	Against	Abstentions
256,763,103	113,104	1,447,346

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLROSE PROPERTIES, INC.

Date: May 19, 2026	By:	/s/ Garett Rosenblum
	Name:	Garett Rosenblum
	Title:	Chief Financial Officer and Treasurer